77Q1(e)

1.  Management Agreement between American Century Government Income
Trust and American Century Investment Management, dated July 16, 2010
(filed electronically as Exhibit (d)(2) to Post-Effective Amendment No. 60
to the Registrant’s Registration Statement on July 29, 2010, File
No. 002-99222 and incorporated herein by reference).